Consent and Report of Independent Registered
                          Certified Public Accountants


Board of Directors
Industrial Electric Services, LLC
Lexington, Kentucky

We consent to the use in this Registration Statement on Form SB-2 of our report dated August 15, 2005, relating to the financial statements of Industrial Electric Services, LLC and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
October 31, 2005